CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-283205 on Form S-3 and Registration Statement Nos. 333-255355, 333-278154, and 333-285526 on Form S-8 of our report dated March 27, 2026, relating to the financial statements of Instil Bio, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP

San Diego, California
March 27, 2026